UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2016

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-23143 (Commission File Number)	13-3379479 (IRS Employer Identification No.)

One World Trade Center, 47th Floor, New York, New York	10007
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (646) 975-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On November 4, 2016, Progenics Pharmaceuticals, Inc. (the “Company”), through its wholly-owned subsidiary MNTX Royalties Sub LLC (the “Subsidiary”), entered into a loan agreement (the “Loan Agreement”) with Healthcare Royalty Partners, a Delaware limited partnership (the “Lender”). Pursuant to the terms of the Loan Agreement, the Subsidiary has received an initial $50.0 million tranche. The Subsidiary and the Lender may mutually elect to also draw a second tranche of up to an additional $50.0 million, within twelve months after the date of the initial tranche. The Loan Agreement is secured by, and to be repaid solely based upon, royalties from future sales of RELISTOR®.

Under the Loan Agreement, the outstanding principal balance will bear interest at an annual rate of 9.50%. In addition, the Subsidiary will make up-front payments to the Lender of (i) a 1% fee and (ii) $500 thousand for the Lender’s expenses. The Loan Agreement matures on June 30, 2025, at which time, if not earlier repaid in full, the outstanding principal amount of the loan, together with any accrued and unpaid interest, and all other obligations then outstanding, shall be due and payable in cash. The Company has entered into a Limited Recourse Guaranty of the Subsidiary’s obligations under the Loan Agreement, in favor of the Lender. This Limited Recourse Guaranty will be secured by a pledge of all of the Company’s holdings of the Subsidiary’s capital stock.

The Loan Agreement contains certain customary affirmative covenants, including those relating to: use of proceeds; maintenance of books and records; financial reporting and notification; compliance with laws; and protection of Company intellectual property. The Loan Agreement also contains certain customary negative covenants, barring the Subsidiary from: certain fundamental transactions; issuing dividends and distributions; incurring additional indebtedness outside of the ordinary course of business; engaging in any business activity other than the RELISTOR license agreement; and permitting any additional liens on the collateral provided to Lender under the Loan Agreement.

The Loan Agreement contains customary defined events of default, upon which any outstanding principal and unpaid interest shall be immediately due and payable. These include: failure to pay any principal or interest when due; any uncured breach of a representation, warranty or covenant; any uncured failure to perform or observe covenants; any uncured cross default under a material contract; any uncured breach of the Company’s representations, warranties or covenants under its Contribution and Servicing Agreement with the Subsidiary; any termination of the RELISTOR license agreement; certain bankruptcy or insolvency events; and the occurrence of a material adverse effect.

Under the terms of the Loan Agreement, the Subsidiary is required to compensate the Lender for additional costs incurred, or reduction in sums receivable that relate to regulatory changes. Such terms also provide that payments of interest and principal, if any, under the Loan Agreement will be made on the last day of each calendar quarter out of RELISTOR royalty payments received since the immediately preceding payment date. On each payment date prior to March 31, 2018, RELISTOR royalty payments received since the immediately preceding payment date will be applied solely to the payment of interest on the loan, with any royalties in excess of the interest amount retained by the Company. Beginning on March 31, 2018, 50 per cent of RELISTOR royalty payments received since the immediately preceding payment date in excess of accrued interest on the loan will be used to repay the principal of the loan, with the balance retained by the Company. Starting on September 30, 2021, all of the RELISTOR royalties received since the immediately preceding payment date will be used to repay the interest and outstanding principal balance until the balance is fully repaid. The loan has a maturity date of June 30, 2025. Upon the occurrence of certain triggers in the Loan Agreement, or if the Lender so elects on or after January 1, 2018, all of the RELISTOR royalty payments received after the immediately preceding payment date shall be applied to the payment of interest and repayment of principal until the principal of the loan is fully repaid. In the event of such an election by the Lender, the Company has the right to repay the loan without any prepayment penalty.

The Company will use available cash and proceeds from the Loan Agreement to strengthen its balance sheet, launch the Company’s ultra-orphan candidate AZEDRA® (assuming a positive trial outcome followed by an approval) and advance the Company’s portfolio of novel prostate cancer imaging agents and therapeutics.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01     Regulation FD Disclosure.

On November 7, 2016, the Company issued a press release announcing the consummation of the transactions described in Items 1.01 and 2.03, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings. In addition, the press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in such press release.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.      Description

10.1	Loan agreement, dated as of November 4, 2016, by and between Healthcare Royalty Partners III, L.P., as Lender, and MNTX Royalties Sub LLC, as Borrower.

99.1	Press release, dated November 7, 2016, by Progenics Pharmaceuticals, Inc., announcing the $50 million RELISTOR® royalty backed financing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.

By:	/s/ Patrick Fabbio
Patrick Fabbio
Senior Vice President and Chief Financial Officer
incipal Financial and Accounting Officer)

Date: November 7, 2016